    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 14, 2000

                                                      REGISTRATION NO. 333-20083
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                              OLD NATIONAL BANCORP
             (Exact name of registrant as specified in its charter)

                   INDIANA                                      35-1539838
(State or other jurisdiction of incorporation      (I.R.S. Employer Identification No.)
              or organization)

                   420 MAIN STREET, EVANSVILLE, INDIANA 47708
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ------------------------

                                   Copies to:

           JEFFREY L. KNIGHT, ESQ.                        TIMOTHY M. HARDEN, ESQ.
   Corporate Secretary and General Counsel                ANDREW B. BUROKER, ESQ.
            Old National Bancorp                  Krieg DeVault Alexander & Capehart, LLP
               420 Main Street                        One Indiana Square, Suite 2800
          Evansville, Indiana 47708                  Indianapolis, Indiana 46204-2017
               (812) 464-1434

           (Name, address, including zip code, of agent for service)

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
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--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   PROSPECTUS
--------------------------------------------------------------------------------
                              OLD NATIONAL BANCORP
                                420 MAIN STREET
                           EVANSVILLE, INDIANA 47708
                                 (812) 464-1434

                 STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN

                         500,000 Shares of Common Stock

     Old National Bancorp is a multi-bank holding company based in Evansville, Indiana. Our stock is traded on Nasdaq's National Market System under the ticker symbol "OLDB." As of the date of this prospectus, we own, manage and supervise several affiliate banks and several non-bank affiliates located in southwestern Indiana and neighboring portions of Illinois, Kentucky, Tennessee and Ohio. Our banks offer a wide range of commercial and consumer banking activities and provide other services relating to the general banking business. With total consolidated assets of over $8 billion, we are the largest independent bank holding company headquartered in Indiana.

     With this prospectus, we are offering participation in our Stock Purchase and Dividend Reinvestment Plan to record holders of our shares of common stock, as well as to other interested investors.
                             ---------------------

                                PLAN HIGHLIGHTS

     - You may participate in the Plan if you currently own our common stock. If you do not own any common stock, you can participate in the Plan by making your initial investment in our common stock through the Plan with a minimum initial investment of $500.

     - Once you are enrolled in the Plan, you may buy additional shares of our common stock by automatically reinvesting all or a portion of the cash dividends paid on your shares of common stock.

     - Once you are enrolled in the Plan, you may buy additional shares of common stock by making optional cash investments of $50 to $360,000 per Plan account per calendar year, including the initial investment.
                             ---------------------

     The shares issued under the Plan may be either new issue common stock, common stock purchased on the open market, or a combination of the foregoing. For common stock issued by us, the share price paid by you will be the average closing price of the common stock during the relevant purchase period as reported on The Nasdaq Market. When common stock is acquired in the open market, the share price paid by you will be the weighted average purchase price of all shares acquired during the relevant purchase period plus any applicable brokerage fees or commissions. In periods where the common stock is acquired in the open market and issued by us, the share price paid by you will be determined by calculating a weighted average share price of all shares accumulated according to the two pricing methods detailed above.
                             ---------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                             ---------------------

                The date of this prospectus is August 14, 2000.

                      WHERE CAN YOU FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement on Form S-3. This prospectus, which is part of the registration statement, does not contain all the information included in the registration statement. Some information is omitted, and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract, agreement or other document of ours, our descriptions are summaries and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

     We also file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any materials we file with the Commission at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, we may file many of our documents electronically with the Commission, and you may access those documents over the Internet. The Commission maintains a "web site" that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address is "http://www.sec.gov."

     The Commission allows us to "incorporate by reference" the information we file with them in this prospectus. This helps us to disclose information to you by referring you to the documents we file. The information we incorporate by reference is an important part of this prospectus. We incorporate by reference each of the documents listed below.

     - Our Annual Report on Form 10-K for the year ended December 31, 1999.

     - Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

     - Our Current Report on Form 8-K dated April 19, 2000.

     - The description of our common stock contained in our Current Report on Form 8-K, dated January 6, 1983.

     - The description of our preferred stock purchase rights contained in our Current Report on Form 8-K, dated March 1, 1990, including the Rights Agreement, dated March 1, 1990, between us and Old National Bank in Evansville, as trustee.

     - All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of the Plan.

     You should note that any of our future filings which are incorporated by reference will automatically update and supersede the information in this prospectus. Copies of all documents which are incorporated by reference (not including the exhibits to this information, unless these exhibits are specifically incorporated by reference in this information) will be provided without charge to each person, including any beneficial owner, to whom this prospectus is delivered upon written or oral request. Requests should be directed to Jeffrey L. Knight, Corporate Secretary and General Counsel, Old National Bancorp, 420 Main Street, Evansville, Indiana 47708, or by calling
(812) 464-1434.

     You should rely only on the information contained in this document or incorporated by reference. We have not authorized anyone to provide you with information that is different.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Information contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward looking statements contained in Section 27A of the Securities Act of 1933, as amended. These forward-looking statements relate to, without limitation, future economic performance, our plans and objectives for future operations and projections of revenue and other financial items, and can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "anticipate," "estimate" or "continue" or the negative or other variations of these terms or comparable terminology. The cautionary statements and other similar statements contained in this prospectus or any accompanying prospectus supplement identify important factors with respect to the forward-looking statements, including risks and uncertainties, that could cause actual results to differ materially from those in the forward-looking statements.

                        TERMS AND CONDITIONS OF THE PLAN

     The following questions and answers describe our Stock Purchase and Dividend Reinvestment Plan, as in effect as of April 1, 1997 and amended effective as of August 14, 2000.

PURPOSE AND ADVANTAGES AND DISADVANTAGES OF THE PLAN

     1.   WHAT IS THE PURPOSE OF THE PLAN?

        The primary purpose of the Plan is to provide shareholders of record and interested investors with a convenient and economical way to purchase shares of common stock with cash investments and reinvested dividends.

     2.   WHAT ARE THE ADVANTAGES OF THE PLAN?

        Before deciding whether to participate in the Plan, you should consider the following advantages of the Plan:

     - Persons not presently owning shares of common stock may become holders of record of shares of common stock by making an initial cash investment of at least $500 (but not more than $360,000 per Plan account per calendar year) or by enrolling in the Plan's automatic monthly investment feature.

     - You may invest additional funds (at least $50 per month per account) to purchase shares of common stock. The maximum aggregate cash investment per Plan account per calendar year is $360,000.

     - You may direct the sale of shares held in your Plan account through the Plan subject to all applicable fees and charges.

     - You may deposit your stock certificates with us, whether or not the common stock represented by such certificates was purchased through the Plan, and have your ownership of such shares maintained on our records. This convenience is provided at no cost to you and eliminates the possibility of loss, inadvertent destruction or theft of certificates.

     - You will simplify your record keeping by receiving periodic statements which will reflect all current activity in your Plan account, including purchases, sales and latest balances.

     - The brokerage commissions negotiated by us for buying or selling shares of common stock for or from the Plan on the open market are typically less than those paid by individual investors for such transactions. No brokerage commissions are paid for the purchase of newly issued shares from us.

     - You may transfer shares of common stock held in your Plan account to another account at no cost. Our normal transfer requirements will apply.

     - You will get the convenience of having all or a portion of your cash dividends automatically reinvested in additional shares of common stock as determined by the process described below. Because the administrator will credit fractional shares of common stock to your Plan account, you will receive full investment of your dividends and optional cash investments. Dividends are paid on fractional shares as well as on whole shares maintained in the Plan.

     - Our employees and employees of our subsidiaries who are not presently holders of record of shares of common stock may purchase common stock and become participants in the Plan by making an initial cash investment of at least $50 or by enrolling in the Plan to purchase shares of common stock through payroll deductions of at least $5 per pay period. Employees are exempt from all Plan enrollment and purchase fees, but will generally receive only quarterly statements of Plan activity.

     3.   WHAT ARE THE DISADVANTAGES OF THE PLAN?

        Before deciding whether to participate in the Plan, you should consider the following disadvantages of the Plan:

     - No interest is paid on dividends credited or cash investments made to Plan accounts and held pending investment, reinvestment or return to you.

     - Cash investments (including the initial cash investments) sent to the Plan administrator will not be returned to you unless a written request is received by the Plan administrator at least five business days prior to the relevant investment period. A $20 handling fee will be deducted from such funds prior to their return to defray the administrative costs of such a transaction.

     - Requests for the issuance of certificates and the sale of shares from a Plan account will be delayed during a dividend processing period and during the issuance of shares as a result of an acquisition by us. This is a 15 to 20 business day period.

     - While the brokerage commissions negotiated by the administrator for buying or selling shares of common stock for or from the Plan on the open market are typically less than those paid by individual investors for such transactions, you may be able to negotiate lower brokerage commissions on an individual basis. Also, brokerage commissions negotiated by the administrator may change from time to time.

     - You cannot designate to the administrator a specific price at which to sell or purchase shares of common stock.

PLAN ADMINISTRATION

     4.   WHO ADMINISTERS THE PLAN?

        We will administer the Plan, keep records, send periodic investment statements to participants and perform other duties related to administering the Plan. We may, in our sole discretion, adopt rules and regulations and make determinations as we desire to facilitate the administration of the Plan.

        Communications about the Plan should be directed to:

        Old National Bancorp
        Shareholder Services Department
        P.O. Box 929
        Evansville, Indiana 47706-0929
        1-800-677-1749

        When writing, please include a daytime telephone number to expedite our reply.

PARTICIPATION IN THE PLAN

     5.   WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

        Anyone interested in making an initial cash investment of $500 (but not more than $360,000), all holders of record of shares of common stock and our employees are eligible to participate in the Plan. Citizens or residents of a country other than the United States or its territories and possessions should determine whether they are subject to any governmental regulations prohibiting or restricting their participation in the Plan, and must provide evidence satisfactory to the administrator that their participation will not violate any such regulations before enrolling in the Plan.

        Beneficial owners of common stock whose shares are held in a name other than their own (for example, a bank, broker or trustee) may participate in the Plan with respect to such shares by transferring the shares into their own name or by making appropriate arrangements with their nominee to participate in the Plan. Once the shares are registered on our books or the beneficial owner has made appropriate arrangements with their nominee, the beneficial owner is eligible to participate in the Plan.

     6.  HOW DOES AN ELIGIBLE INVESTOR ENROLL IN THE PLAN?

        After being furnished with a Plan prospectus, eligible investors may join the Plan by completing and signing an enrollment form and returning it to us. Interested investors who are not holders of record of shares of common stock must also submit an initial cash investment of at least $500 (but not more than $360,000). Interested investors may pay the initial cash investment in installments through a monthly automatic electronic funds transfer from a predesignated account with a United States financial institution. See Questions 13 and 14.

        Once enrolled in the Plan, eligible investors will remain enrolled until they discontinue their participation or the Plan is terminated. See Question 35.

        Holders of record of shares of common stock enrolled in our Dividend Reinvestment and Discount Stock Purchase Plan originally implemented in 1987 (the "1987 Plan") and all subsequent plans are automatically enrolled in the Plan and are eligible to participate in the Plan immediately on and after August 14, 2000. Unless a holder of record of shares of common stock submits a new enrollment form designating a different participation option, each such shareholder will be enrolled in the new Plan at a level of participation that corresponds to the level at which the shareholder participated in the 1987 Plan.

        Our employees and employees of our subsidiaries who do not presently own shares of common stock may join the Plan at any time after being furnished a copy of the Plan prospectus by completing and returning to us (Attention: Shareholder Services Department) an enrollment form and making an initial cash investment of at least $50 (but not more than $360,000). We will waive the enrollment fee for any employees making an initial cash investment. Employees may also join the Plan by completing a payroll deduction authorization form furnished by their respective entity's Human Resources Department.

        To the extent required by applicable law in certain jurisdictions, shares of common stock offered under the Plan to persons not presently record holders of common stock are offered only through a registered broker/dealer in such jurisdictions.

     7.  WHEN MAY AN ELIGIBLE INVESTOR JOIN THE PLAN?

        An eligible investor may join the Plan at any time by completing and signing an enrollment form and returning it to us.

PARTICIPATION OPTIONS

     8.  WHAT PARTICIPATION OPTIONS ARE AVAILABLE IN THE PLAN?

        Once enrolled in the Plan, you may buy shares of common stock through any of the following investment options:

     - FULL DIVIDEND REINVESTMENT. This option allows you to have dividends earned on all of your shares of common stock, both in your Plan account and in certificated form, reinvested to purchase additional shares of common stock. Shares purchased through this option will be acquired during the purchase period for full and partial dividend reinvestment which is the period beginning two business days prior to a dividend payment date and extending through the last business day of that month.

        When common stock is acquired in the open market, the share price paid by you will be the weighted average purchase price of all shares acquired during the purchase period for full and partial dividend reinvestment plus any applicable brokerage fees or commissions.

        For common stock issued by us, the share price paid by you will be the average closing price of the common stock during the purchase period for full and partial dividend reinvestment as reported on The Nasdaq Market.

        In periods where the common stock is acquired in the open market and issued by us, the share price paid by you will be determined by calculating a weighted average share price of all shares accumulated according to the two pricing methods detailed above.

        We, at our sole discretion, reserve the right to determine whether shares are purchased in the open market or issued by us.

        The reinvestment of dividends under the Plan will commence with the first dividend to which you are entitled, payable after the first dividend record date following enrollment in the Plan. You may also make cash investments of up to $360,000 per Plan account per calendar year to purchase additional shares of common stock.

        NOTE: IF YOU DO NOT INDICATE A PARTICIPATION OPTION ON YOUR ENROLLMENT FORM, YOUR PLAN ACCOUNT WILL BE ENROLLED IN THE FULL DIVIDEND REINVESTMENT OPTION.

     - PARTIAL DIVIDEND REINVESTMENT. This option allows you to designate a specific number of shares of common stock for dividend reinvestment, with dividends on the balance of your shares to be paid in cash. Shares purchased through dividend reinvestment will be acquired during the purchase period for full and partial dividend reinvestment which is the period beginning two business days prior to a dividend payment date and extending through the last business day of that month.

        When common stock is acquired in the open market, the share price paid by you will be the weighted average purchase price of all shares acquired during the purchase period for full and partial dividend reinvestment plus any applicable brokerage fees or commissions.

        For common stock issued by us, the share price paid by you will be the average closing price of the common stock during the purchase period for full and partial dividend reinvestment as reported on The Nasdaq Market.

        In periods where the common stock is acquired in the open market and issued by us, the share price paid by you will be determined by calculating a weighted average share price of all shares accumulated according to the two pricing methods detailed above.

        We, at our sole discretion, reserve the right to determine whether shares are purchased in the open market or issued by us.

        The reinvestment of dividends under the Plan will commence with the first dividend to which you are entitled, payable after the first dividend record date following enrollment in the Plan. You may also make cash investments of up to $360,000 per Plan account per calendar year to purchase additional shares of common stock.

          You may only sell shares of common stock through the Plan which are held in your Plan account in non-certificated form. Shares which are certificated and held by you are not eligible for sale through the Plan. Certificates representing shares of common stock may be returned to the Plan administrator for safekeeping at any time, which would then make them eligible for sale through the Plan. See Question 32.

          NOTE: PARTIAL DIVIDEND REINVESTMENT IS NOT AVAILABLE FOR INVESTORS MAKING AN INITIAL CASH INVESTMENT UPON ENROLLMENT IN THE PLAN. ONLY AFTER YOU HAVE ESTABLISHED A POSITION IN THE COMMON STOCK CAN YOU DESIGNATE A SPECIFIC NUMBER OF SHARES FOR PARTIAL DIVIDEND REINVESTMENT. IF YOU SELECT THIS OPTION UPON ENROLLMENT IN THE PLAN, ALL SHARES IN YOUR PLAN ACCOUNT WILL BE ENROLLED IN FULL DIVIDEND REINVESTMENT UNTIL CHANGED BY YOU.

     - CASH INVESTMENT ONLY. This option allows for the purchase of shares of common stock where you do not want either full or partial dividend reinvestment. By selecting this option, dividends earned on all common stock in your Plan account will be paid in cash directly to you. You may also elect to have us direct deposit all dividends into a designated account with an eligible financial institution. This option requires you to make an initial cash investment of at least $500, and you may also make additional optional cash investments of at least $50 per month thereafter (up to $360,000 per Plan account per calendar year).

     9.   MAY I CHANGE MY PARTICIPATION OPTION?

          The participation option may be changed by completing and signing a new enrollment form and returning it to us. The change will be effective as of the next dividend record date following receipt by us of the new enrollment form.

     10. MAY PARTICIPATION IN THE PLAN BE RESTRICTED?

          We reserve the right, in our sole discretion, to restrict participation in the Plan. We may, at any time, exercise this discretion if we believe that such participation may be contrary to the general intent of the Plan or is in violation of applicable law.

INITIAL CASH INVESTMENTS AND CASH INVESTMENTS

     11. WHO IS ELIGIBLE TO MAKE CASH INVESTMENTS?

          Any investor, shareholder of record, or any of our employees or employees of our subsidiaries who has submitted a signed enrollment form is eligible to make cash investments, regardless of the participation option chosen, subject to the monthly minimum and annual maximum cash investment restrictions. See Question 15.

     12. WHO IS ELIGIBLE TO MAKE AN INITIAL CASH INVESTMENT?

        Any interested investor may submit a signed enrollment form and make an initial cash investment, subject to the minimum and maximum cash investment parameters. See Question 15.

     13. HOW ARE INITIAL CASH INVESTMENTS AND CASH INVESTMENTS MADE?

        Initial cash investments and cash investments must be made by check, money order, electronic debit from a specified account or wire transfer payable through a U.S. bank or other financial institution, in U.S. dollars, to "Old National Bancorp." DO NOT SEND CASH. Wire transfer information may be obtained from us, and you will be responsible for any applicable wire transfer fees. Your initial cash investments must be accompanied by a completed and signed enrollment form; an enrollment form or a cash investment form provided by us should accompany all cash investments to ensure credit to the proper Plan account. See Questions 14 and 37.

     14. WHAT IS THE AUTOMATIC MONTHLY INVESTMENT (ELECTRONIC DEBIT) FEATURE OF THE PLAN, AND HOW DOES IT WORK?

        You may make voluntary cash payments of not less than $50 per payment nor more than an aggregate total of $30,000 during a calendar month by means of a monthly automatic electronic funds transfer from a predesignated account with a United States financial institution. Any automatic monthly investment will be treated as an initial cash investment or a cash investment, but will not be subject to a $5.00 per transaction purchase charge.

        To initiate automatic monthly investments, you must complete, sign and return to us (Attention: Shareholder Services Department) an automatic monthly deduction form with a voided blank check (checking account) or deposit slip (savings account) for the account from which funds are to be drawn. Automatic monthly deduction forms may be obtained from us. Forms will be processed and will become effective as promptly as practicable.

        Once automatic monthly investment is initiated, funds will be drawn from your designated financial institution account on the 20th day of each month, or the preceeding business day, and will be invested in common stock during the next relevant purchase period.

        You may change the amount of your automatic monthly investment or the designated account from which funds are drawn by completing, signing and submitting to us (Attention: Shareholder Services Department) a new automatic monthly deduction form. To be effective with respect to the next purchase period, however, the new automatic monthly deduction form must be received by us at least twenty business days preceding the purchase period for which such change is to be effective. Otherwise, the change will be effective the following month. You may terminate your automatic monthly investment by notifying us (Attention: Shareholder Services Department) in writing.

     15. IS THERE A MINIMUM AND MAXIMUM CASH INVESTMENT?

        The minimum initial cash investment is $500, but is $50 for our employees or any employees of our subsidiaries. Subsequent cash investments must be at least $50 each. The maximum aggregate cash investment (including the initial cash investment) is $360,000 per Plan account per calendar year.

     16. WHAT IS THE PAYROLL DEDUCTION FEATURE OF THE PLAN FOR OUR EMPLOYEES AND HOW DOES IT WORK?

        Our employees and employees of our subsidiaries may make voluntary cash payments to their Plan accounts of not less than $5 per pay period by means of payroll deduction. To initiate payroll deduction, an employee must complete and sign a payroll deduction investment authorization form and return it to their respective Human Resources Department. Forms will be processed and will become effective as promptly as practicable. Once an employee has begun payroll deduction, the funds from such payroll deduction will be invested as cash investments to the employee's Plan account. All shares of common stock purchased from the employee's payroll deduction for his or her Plan account will be automatically enrolled in the full dividend reinvestment option.

        Employees may increase, decrease or cease their payroll deduction at any time by giving written notice to their respective Human Resources Department and by completing and signing a new payroll deduction authorization form indicating the changes.

        Ceasing payroll deduction or terminating employment with us and our subsidiaries WILL NOT terminate a Plan account. Dividends will continue to be reinvested, and you may continue to make voluntary cash payments as outlined in Questions 11 through 15.

     17. WHEN WILL MY INITIAL CASH INVESTMENT OR CASH INVESTMENT BE INVESTED?

        Plan purchases of common stock are made monthly as promptly as practicable. Your initial cash investments and cash investments must be received by the Plan administrator no later than the 25th day of each month or the preceding business day if the 25th falls on a weekend or holiday in order to be invested during the next purchase period. Otherwise, your initial cash investment or cash investment will be held by us and invested during the subsequent purchase period.

        Because interest is not paid on funds pending investment, it is to your benefit to mail your initial cash investment and cash investments so they are received shortly before the 25th day of each month or the preceding business day if the 25th day falls on a weekend or a holiday. Funds are considered to be received when delivered, either by overnight delivery, courier delivery, postal service, electronic funds transfer or in person, during company business hours to our corporate headquarters (see Question 4 for address).

        We reserve the right to delay honoring investment requests for purchasing shares until we confirm receipt of good funds from you. We also reserve the right to delay issuing certificates until we confirm that such shares were purchased with good funds. However, in the event that a check submitted to us for investment is returned unpaid for any reason, the Plan administrator will consider the request for investment of such funds null and void. Any shares purchased upon the prior credit of such funds will be immediately removed from your Plan account. The Plan administrator will be entitled to sell those shares to satisfy any uncollected amounts and impose an appropriate fee. See Question 37. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts and fees, the Plan Administrator will be entitled to sell additional shares of common stock from your Plan account or bill you to satisfy the uncollected balance.

     18. WHEN WILL SHARES PURCHASED WITH MY INITIAL CASH INVESTMENT OR CASH INVESTMENTS BE ENTITLED TO RECEIVE DIVIDENDS?

        Shares of common stock purchased with your initial cash investment or cash investments will be entitled to payment of dividends thereon if the shares were purchased on or before the record date for the next cash dividend.

     19.MAY I REQUEST THAT MY INITIAL CASH INVESTMENT OR CASH INVESTMENT BE
        RETURNED?

        You may request, in writing, the return of your initial cash investment or cash investment. Your initial cash investment or cash investment will be returned, less a $20 administrative fee, if the request is received at least five business days prior to the next investment date.

        NOTE: INTEREST IS NOT PAID ON FUNDS HELD PENDING INVESTMENT OR RETURN.

REINVESTMENT OF DIVIDENDS

     20. IS THERE A MINIMUM OR MAXIMUM AMOUNT FOR REINVESTED DIVIDENDS?

        Dividends designated for reinvestment through the Plan are not subject to a minimum or maximum dollar amount.

     21. WHEN WILL MY DIVIDENDS BE REINVESTED?

        Your dividends will be reinvested during the purchase period for full and partial dividend reinvestment which is the period beginning two business days prior to the payment of a dividend and extending through the last business day of that month. See Question 8.

     22. WHEN WILL SHARES PURCHASED WITH REINVESTED DIVIDENDS BE ENTITLED TO RECEIVE DIVIDENDS?

        Shares of common stock purchased with reinvested dividends will be entitled to payment of dividends on the next dividend payment date following the purchase of such shares.

PURCHASES

     23. WHAT IS THE SOURCE OF COMMON STOCK PURCHASED THROUGH THE PLAN?

        Common stock purchased through the Plan will be purchased, at our sole discretion, either on the open market or directly from us or through a combination of the foregoing. Shares purchased from us will be authorized but unissued shares.

     24. HOW IS COMMON STOCK PURCHASED ON THE OPEN MARKET?

        Common stock will be purchased through an independent agent appointed by us. The independent agent will have sole discretion in all matters related to such purchases, including the day and time of purchase, purchase price paid, number of shares purchased and the markets or persons through whom the purchases are made.

     25. WHEN ARE SHARES PURCHASED FOR THE PLAN FOR INITIAL CASH INVESTMENTS AND CASH INVESTMENTS?

        Purchases of common stock will be made monthly as promptly as practicable during the relevant purchase period. Such purchases may be made from our authorized but unissued shares, on The Nasdaq Market, in negotiated transactions or on any other securities exchange where such shares are traded, and may be subject to such terms with respect to price, delivery and other terms as the Plan's independent agent may agree. No one shall have any authority or power to direct the time or price at which shares may be purchased, except where otherwise required or advisable under any applicable law, or the selection of the broker or dealer through or from whom purchases are to be made.

     26. WHEN WILL SHARES BE CREDITED TO MY PLAN ACCOUNT?

        Shares will be credited to your Plan account as soon as practicable following the date they are purchased.

     27. HOW IS THE PURCHASE PRICE OF COMMON STOCK FOR INITIAL CASH INVESTMENTS AND CASH INVESTMENTS DETERMINED?

        When the common stock is acquired in the open market, the share price paid by you will be the weighted average purchase price of all shares acquired during the purchase period for initial cash and cash investments plus any applicable brokerage fees or commissions. The purchase period for cash and initial cash investments will extend from the first business day of the month through the 15th business day of that month.

        For common stock issued by us, the share price paid by you will be the average closing price of the common stock during the purchase period for cash and initial cash investments as reported on The Nasdaq Market.

        In periods where the common stock is acquired in the open market and issued by us, the share price paid by you will be determined by calculating a weighted average share price of all shares accumulated according to the two pricing methods detailed above.

        We, at our sole discretion, reserve the right to determine whether shares are purchased in the open market or issued by us.

     28. HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR ME?

        The number of shares of common stock purchased for your Plan account will be equal to your cash investment (if any) for the applicable month plus any dividends available for reinvestment, less any applicable fees or charges, divided by the purchase price of the shares. Your Plan account will then be credited with the calculated number of whole and fractional shares of common stock.

     29. CAN I REQUEST THE PURCHASE OF A SPECIFIC NUMBER OF SHARES?

        Because the purchase price of the common stock cannot be calculated until the common stock is purchased, you may not request or direct us to purchase a specific number of shares.

CERTIFICATES

     30. WILL CERTIFICATES BE ISSUED FOR SHARES PURCHASED THROUGH THE PLAN?

        Shares of common stock purchased through the Plan will be credited to your Plan account. Certificates will not be issued for shares credited to Plan accounts unless the Plan administrator is specifically requested in writing to do so or unless the Plan account is terminated. The number of shares credited to your Plan account will be shown on the investment statement. This service eliminates the need for your certificate safekeeping and protects against the loss, theft or destruction of your stock certificates.

        Frequent certifications from your Plan accounts are discouraged and may be assessed a fee at the sole discretion of the Plan administrator. Certificates, when issued, will be issued in the Plan account name. Requests to issue a certificate into another registration must meet our stock transfer requirements. See Question 44.

        See Question 8 for information relating to certification of only a portion of Plan shares when you elect the partial dividend reinvestment option.

SAFEKEEPING OF CERTIFICATES

     31. CAN CERTIFICATES BE RETURNED TO THE PLAN ADMINISTRATOR TO BE HELD IN THE PLAN ACCOUNT?

        Certificates for common stock may be returned to the Plan administrator to take advantage of the safekeeping feature of the Plan. The certificates should not be endorsed, and delivery by registered mail is recommended. The certificates should be submitted with a new enrollment form with the appropriate options checked thereon. You may submit certificates for safekeeping upon initial enrollment in the Plan or at any time while participating in the Plan.

SALE OF SHARES

     32. HOW MAY I SELL MY PLAN SHARES?

        You may sell shares of common stock held in your Plan account during any calendar month by submitting a written request to us. This request should indicate the number of shares requested to be sold, must be signed by ALL Plan account owners and must be guaranteed by a bank, brokerage firm, or credit union which participates in a Signature Medallion Guarantee Program. Shares acquired through and held in the Plan, as well as shares represented by certificates surrendered for safekeeping, may be sold in this manner. A request to sell shares is irrevocable after it is received by us. Our appointed agent will have sole discretion in all matters related to the sale, including the time of sale, sale price and the markets or persons through whom the shares are sold. You cannot specify a price at which to sell shares of common stock.

        Shares held outside the Plan in certificated form may not be sold through the Plan. You may withdraw your shares from the Plan by requesting certification and delivery of such shares. Such shares may then be sold by you as you choose. There may be a lengthy delay for issuing certificates if the request falls before or during a dividend processing period.

        See Question 8 for information relating to the sale of only a portion of your Plan shares when you elect the partial dividend reinvestment option.

        NOTE: YOU MAY CONTINUE TO SELL AS MANY SHARES OF COMMON STOCK AS YOU WISH THROUGH A BROKER ONCE SUCH SHARES ARE IN CERTIFICATED FORM.

     33. WHEN WILL PLAN SHARES BE SOLD?

        Shares maintained in the Plan and requested to be sold will be sold at least monthly. However, sale requests received during a dividend processing period will be delayed until the dividend processing period is completed.

        A check will be issued by us for the proceeds of the sale minus any brokerage commissions, any withholding required under applicable tax laws and a $0.15 per share service charge, and will be made payable to the registered Plan account owner only.

TERMINATION OF PLAN PARTICIPATION

     34. HOW MAY I TERMINATE PARTICIPATION IN THE PLAN?

        You may terminate your participation in the Plan either by selling all the shares in your Plan account or by having a certificate issued for a specific number of whole shares held in your Plan account and then selling the balance of the shares. See Questions 30, 32 and 33. Certificates cannot be issued for fractional shares; fractional shares must be sold when terminating participation.

        You must notify us in writing of your intention to terminate your participation in the Plan, have all Plan account owners sign the request and indicate whether you wish to receive a stock certificate or to have us sell your shares. All signatures on requests to sell shares in order to terminate participation in the Plan must be guaranteed by a bank, brokerage firm, or credit union which participates in a Signature Medallion Guarantee Program.

        Cash investments received prior to the request to terminate Plan participation will be invested beginning on the next investment date unless you timely request the return of such cash investment. See Question 19.

        The termination of Plan participation will be delayed if the request is received during a dividend processing period. This is a 15 to 20 business day period which begins on the date prior to the record date of the dividend.

     35. MAY MY PLAN PARTICIPATION BE TERMINATED?

        If you do not maintain at least one whole share of common stock in a Plan account, your participation in the Plan may be terminated by us. If your participation in the Plan has been terminated, you will receive a check for the value, as determined under the Plan, of any fractional share in the Plan account.

        In addition, we reserve the right, in our sole discretion, to terminate anyone's participation in the Plan. We may, at any time, exercise our discretion to terminate your participation if we believe that such participation may be contrary to the general intent of the Plan or is or may be in violation of applicable law. If your Plan participation is terminated, you will receive a certificate for whole shares of common stock and a check for the cash value of any fractional share held in the Plan account.

     36. WHAT AMOUNT WILL BE DISTRIBUTED IF I SUBMIT A WRITTEN REQUEST FOR LIQUIDATION OF ALL PLAN SHARES?

        A check representing the sale price of the shares, less any brokerage commission, any withholding required under applicable tax laws and a $0.15 per share service charge. See Questions 33 and 37.

COSTS

     37. WHAT COSTS ARE ASSOCIATED WITH PARTICIPATION IN THE PLAN?

        The fees and charges for Plan transactions are as follows:

        DESCRIPTION                                     AMOUNT
        -----------                                     ------
        Enrollment fee                                  $10.00 (upon initial enrollment only)
        Service charge for selling Plan shares          $0.15 per share
        Purchase charge                                 $5.00 per transaction (waived upon
                                                        initial enrollment)
        Charge for checks or electronic funds transfer
        debits from bank accounts rejected because of
        nonsufficient funds (NSF)                       $25.00
        Processing fee for the return of cash
        investments and initial cash investments        $20.00
        Charge for multiple certificates                As determined by Plan administrator
        Account research charges                        As determined by Plan administrator
        Brokerage commissions, related service
        charges, taxes, and wire transfer fees          As Applicable

        We pay most of the costs of mailings, materials and other administration costs of the Plan. All fees and charges for the Plan are subject to change upon notice to you.

REPORTS TO PARTICIPANTS

     38. WHAT REPORTS ARE SENT TO ME?

        You will receive an investment statement monthly after an investment, sale, transfer or withdrawal occurs in your Plan account. In a dividend payment month, you will receive only one statement which will include all relevant investment and dividend information. THIS STATEMENT WILL PROVIDE DETAILED ACCOUNT INFORMATION AND SHOULD BE RETAINED FOR TAX PURPOSES.

        You will also receive copies of all shareholder communications from us such as quarterly reports, annual reports and notices of shareholder meetings and proxy materials.

        You will receive an IRS Form 1099-DIV showing total dividends reported to the Internal Revenue Service which were paid to you both on shares held of record and Plan account shares. An IRS Form 1099-B will be provided for reporting proceeds from the sale of shares through the Plan. See Question 47 for further information regarding tax reporting.

OTHER INFORMATION

     39. WHAT HAPPENS IF YOU HAVE A RIGHTS OFFERING, ISSUE A STOCK DIVIDEND OR DECLARE A STOCK SPLIT?

        In the event that we should make available to our shareholders rights to purchase additional shares of common stock or other securities, the administrator will sell or direct the sale of the rights accruing to shares held in your Plan accounts and apply the net proceeds of such sales to the purchase of additional shares of common stock. Any dividends in the form of shares of common stock and any shares resulting from a common stock split on shares held in your Plan account will be credited to your Plan account.

     40. HOW WILL MY SHARES BE VOTED AT MEETINGS OF SHAREHOLDERS?

        You will receive our proxy statement and a proxy card representing Plan account shares as well as any other shares of common stock held of record. Your Plan account shares will be voted in accordance with the instructions indicated on your proxy card. If no instructions are indicated on a properly completed, signed and returned proxy card, all of the whole shares credited to your Plan account will be voted in accordance with the recommendations of our management. If a properly completed and signed proxy card or instruction form is not returned, your shares will not be voted unless voted in person at the meeting.

     41. WHAT ARE YOUR AGENTS' RESPONSIBILITIES UNDER THE PLAN?

        Neither in our individual capacity or as Plan administrator, nor any independent agent appointed by us pursuant to the Plan, will be liable for any act done in good faith or for any good faith omission to act with respect to the Plan, including, without limitation, any claim of liability arising out of failure to terminate your account upon your death, prior to receipt of notice in writing of the death or with respect to the prices or times at which, or sources from which, shares are purchased or sold for your Plan accounts, or with respect to any fluctuation in market value of the common stock before or after any purchase or sale of shares.

        THIS PROSPECTUS DOES NOT REPRESENT A CHANGE IN OUR DIVIDEND POLICY OR A GUARANTEE OF FUTURE DIVIDENDS, WHICH WILL CONTINUE TO DEPEND UPON OUR EARNINGS, FINANCIAL REQUIREMENTS, GOVERNMENT REGULATIONS AND OTHER FACTORS. YOU MUST RECOGNIZE THAT WE CANNOT ASSURE YOU A PROFIT, OR PROTECT YOU AGAINST LOSSES, ON SHARES PURCHASED PURSUANT TO THE PLAN. THE MARKET PRICE OF COMMON STOCK CAN FLUCTUATE SUBSTANTIALLY. YOU MUST ACCEPT THE RISKS AS WELL AS THE BENEFITS OF THE PLAN.

     42. MAY THE PLAN BE CHANGED OR DISCONTINUED?

        Although we expect to continue the Plan indefinitely, we reserve the right, in our sole discretion, to suspend, modify or terminate the Plan at any time. Any suspension, modification or termination of the Plan will be communicated by us to all Plan participants.

     43. MAY COMMON STOCK HELD IN A PLAN ACCOUNT BE PLEDGED AS COLLATERAL?

        Common stock held in non-certificated form in a Plan account may not be pledged as collateral. To use your common stock as collateral, you must have certificates issued for the shares.

     44. MAY COMMON STOCK HELD IN A PLAN ACCOUNT BE TRANSFERRED OR ASSIGNED TO ANOTHER PERSON?

        You may transfer or assign Plan shares to another person or entity by meeting our stock transfer requirements, including having signatures on such requests that are guaranteed by a bank, brokerage firm, or credit union which participates in a Medallion Signature Guarantee program. Requests for our stock transfer requirements should be sent to:

            Old National Bancorp
            Shareholder Services Department
            P.O. Box 929
            Evansville, Indiana 47706-0929
            1-800-677-1749

        See Question 8 for information relating to the transfer of only a portion of your Plan shares when you elect the partial dividend reinvestment option.

     45. HOW MAY INSTRUCTIONS BE GIVEN TO THE PLAN ADMINISTRATOR?

        Although currently all instructions from you to the Plan administrator are required to be in writing, the Plan administrator may in the future allow certain instructions to be given by telephone or in any other manner as determined by the Plan administrator.

     46. WHO INTERPRETS THE PLAN?

        Any questions of interpretation arising under the Plan will be determined by us, in our sole discretion, and any such determination will be final. Questions or correspondence should be directed to:

            Old National Bancorp
            Shareholder Services Department
            P.O. Box 929
            Evansville, Indiana 47706-0929
            1-800-677-1749

FEDERAL INCOME TAX INFORMATION

     47.WHAT ARE SOME OF THE TAX CONSEQUENCES OF MY PARTICIPATION IN THE PLAN?

        The following is a summary of all material federal income tax consequences of participation in the Plan. This summary is for general information only and does not constitute tax advice. This summary does not reflect every possible tax outcome or consequence that could result from participation in the Plan. Also, this summary does not discuss your tax consequences if you are not a United States citizen or a resident alien. We advise you to consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or foreign income and other tax consequences that may result from your participation in the Plan and your subsequent sale of shares acquired pursuant to the Plan. Any state tax consequences will vary from state to state, and any tax consequences to you if you reside outside of the United States will vary from jurisdiction to jurisdiction.

        In general, dividends paid on common stock, whether the shares are held in certificated form by you or held by us in book-entry through the Plan, are considered taxable income, whether paid in cash or reinvested through the Plan.

        The tax basis of shares acquired through the reinvestment of dividends in the Plan will be equal to the amount of the related dividend income recognized by you for federal income tax purposes. The tax basis of shares purchased with initial cash investments and cash investments will be equal to the amount of such investments.

        Upon the sale of either a portion or all of your shares from the Plan, you will recognize a capital gain or loss based on the difference between the sale proceeds and the tax basis in the shares sold, including any fractional share. The capital gain or loss will be long-term if the shares were held for more than one year.

        For participants who are subject to U.S. withholding tax, backup withholding or foreign taxes, we will withhold the required taxes from the gross dividends or proceeds from the sale of shares. The dividends or proceeds received by you, or dividends reinvested on your behalf, will be net of the required taxes.

        The information return sent to you and the IRS at year-end will provide the information with respect to the Plan required to complete your income tax returns.

                                INDEMNIFICATION

     Our Articles of Incorporation provide that we will indemnify, under certain circumstances, any person who is or was a director, officer or employee of ours or of any other corporation for which he is or was serving in any capacity at our request against all liability and expense that may be incurred by him in connection with any claim, action, suit or proceeding against them. Additionally, under Indiana law, a director will not be liable to shareholders for any action taken as a director, or any failure to take any action, unless
(1) the director has breached or failed to perform his duties as a director in good faith with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the corporation, and (2) such breach or failure to perform constitutes willful misconduct or recklessness.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

                          DESCRIPTION OF COMMON STOCK

     Our Articles of Incorporation currently authorize the issuance of 150,000,000 shares of common stock. We also have 2,000,000 shares of preferred stock authorized. These shares are available to be issued, without prior shareholder approval, in classes with relative rights, privileges and preferences determined for each class by the board of directors.

     Our board of directors has authorized a series of preferred stock designated as Series A preferred stock, and designated 200,000 shares of Series A preferred stock in connection with our shareholder rights plan. The Series A preferred stock may not be issued except upon exercise of certain rights pursuant to such shareholder rights plan. No shares of Series A preferred stock have been issued as of the date of this prospectus. On January 25, 1990, our board of directors declared a dividend of one (1) right for each issued and outstanding share of common stock. The dividend was payable on March 15, 1990 to holders of record of common stock at the close of business on March 1, 1990. Each right entitles the registered holder, upon the occurrence of certain events involving a change in control, to purchase from us one-hundredth (1/100) of a share of Series A preferred stock at an initial purchase price of $60.00, subject to adjustment. The terms and conditions of the rights are contained in a Rights Agreement between the registrant and Old National Bank in Evansville, as Rights Agent.

     Our shareholders do not have preemptive rights to subscribe for any new or additional shares of common stock, are entitled to dividends and other distributions when, as and if declared by our board of directors out of funds legally available therefore, and are entitled to one vote per share on all matters presented for shareholder vote. Our shareholders do not have cumulative voting rights in the election of directors.

     Our Articles of Incorporation provide that certain business combinations may, under certain circumstances, require approval of more than a simple majority of its issued and outstanding shares, and require a super-majority shareholder vote of not less than eighty percent (80%) of the outstanding shares of common stock for the amendment of certain significant provisions.

     In the event of any liquidation or dissolution, the holders of shares of common stock are entitled to receive pro rata with respect to the number of shares held by them any assets distributable to shareholders, subject to the payment of liabilities and any rights of creditors and holders of shares of our preferred stock then outstanding.

     Under Indiana law, shares of common stock are not liable to further assessment. We may redeem or acquire shares of common stock with funds legally available therefore, and shares so acquired constitute authorized but unissued shares.

                                USE OF PROCEEDS

     We will not receive any proceeds from the purchase of shares in the open market. If we do, however, sell shares, we cannot estimate the number of shares that will ultimately be purchased from us under the Plan nor the prices at which such shares will be sold. Any proceeds we receive are expected to be used for general corporate purposes.

                                    EXPERTS

     Our consolidated financial statements incorporated into this document have been audited by PricewaterhouseCoopers LLP, independent public accountants, as of and for the year ended December 31, 1999 and Arthur Andersen LLP, independent public accountants, as of and for the years in the period ended December 31, 1998 and to the extent and for the years indicated in their reports thereon, and have been so incorporated into this document in reliance upon the reports of PricewaterhouseCoopers and Arthur Andersen and upon the authority of such firms as experts in auditing and accounting.

     The consolidated financial statements of Old National and affiliates incorporated into this document contain financial statements of ANB Corporation and Heritage Financial Services, Inc. which have been audited by Olive, LLP, independent auditors, and Heathcott & Mullaly, P.C., independent auditors, respectively, to the extent and for the years indicated in their report thereon.

                                 LEGAL MATTERS

     Certain legal matters with respect to the common stock offered pursuant to this prospectus have been passed upon for us by our counsel Krieg DeVault Alexander & Capehart, LLP, Indianapolis, Indiana.

              ---------------------------------------------------
              ---------------------------------------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Available Information..................    1
Incorporation of Certain Documents by
    Reference..........................    1
Forward-Looking Statements.............    2
Description of the Plan................    2
    Purpose of the Plan................    2
    Advantages and Disadvantages of the
      Plan.............................    2
    Plan Administration................    4
    Participation in the Plan..........    5
    Participation Options..............    6
    Initial Cash Investments and Cash
      Investments......................    8
    Reinvestment of Dividends..........   11
    Purchases..........................   12
    Certificates.......................   13
    Safekeeping of Certificates........   14
    Sale of Shares.....................   14
    Termination of Plan
      Participation....................   15
    Costs..............................   16
    Reports to Participants............   17
    Other Information..................   17
    Federal Income Tax Information.....   19
Indemnification........................   20
Description of Common Stock............   20
Use of Proceeds........................   21
Experts................................   21
Legal Matters..........................   22

    No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained or incorporated by reference in this prospectus in connection with the offering covered by this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by Old National Bancorp. This prospectus does not constitute an offer to sell, or solicitation of an offer to buy, the securities, in any jurisdiction where, or to any person to whom, it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any offer or sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of Old National Bancorp since the date hereof.

              ---------------------------------------------------
              ---------------------------------------------------
              ---------------------------------------------------
              ---------------------------------------------------

                           OLD NATIONAL BANCORP LOGO

                                 500,000 SHARES
                                       OF
                                  COMMON STOCK
                                       OF
                              OLD NATIONAL BANCORP

                               ------------------
                                   PROSPECTUS
                               ------------------
                               OFFERED SOLELY IN
                              CONNECTION WITH OUR
                                 STOCK PURCHASE
                                      AND
                                    DIVIDEND
                               REINVESTMENT PLAN

                                AUGUST 14, 2000

              ---------------------------------------------------
              ---------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth an itemized statement of all estimated expenses in connection with the issuance and distribution of the securities being registered:

Registration fees...........................................    $ 40,409.41
Printing fees and expenses..................................      39,500.00
Legal fees and expenses.....................................      35,000.00
Blue Sky fees and expenses..................................       2,000.00
Accounting fees and expenses................................       3,000.00
Miscellaneous fees and expenses.............................       8,500.00
                                                                -----------
     Total..................................................    $128,409.41
                                                                ===========

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Company's Amended and Restated Articles of Incorporation provide that the Company will indemnify, under certain circumstances, any person which is or was a director, officer or employee of the Company or of any other corporation for which he is or was serving in any capacity at the request of the Corporation against all liability and expense that may be incurred by him in connection with any claim, action, suit or proceeding against them. Additionally, under Indiana law, a director of the Company will not be liable to shareholders for any action taken as a director, or any failure to take any action, unless (1) the director has breached or failed to perform his duties as a director in good faith with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the corporation and (2) such breach or failure to perform constitutes willful misconduct or recklessness.

ITEM 16. EXHIBITS.

     See the Exhibit Index which is hereby incorporated herein by reference.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment to this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on August 14, 2000.
                                          OLD NATIONAL BANCORP

                                          By:     /s/ JAMES A. RISINGER
                                            ------------------------------------
                                            James A. Risinger, Chairman and CEO

                               POWER OF ATTORNEY

     Each of the undersigned hereby appoints Jeffrey L. Knight as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act of 1933 any and all amendments and exhibits to this registration statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below as of July 27, 2000.

                       NAME                                                   TITLE
                       ----                                                   -----
               /s/ JAMES A. RISINGER                     Chairman of the Board, Director, President and
---------------------------------------------------      Chief Executive Officer (Principal Executive
                 James A. Risinger                       Officer)

                /s/ JOHN S. POELKER                      Executive Vice President (Chief Financial
---------------------------------------------------      Officer and Principal Accounting Officer)
                  John S. Poelker

                 DAVID L. BARNING*                       Director
---------------------------------------------------
                 David L. Barning

                 RICHARD J. BOND*                        Director
---------------------------------------------------
                  Richard J. Bond

                  ALAN W. BRAUN*                         Director
---------------------------------------------------
                   Alan W. Braun

                WAYNE A. DAVIDSON*                       Director
---------------------------------------------------
                 Wayne A. Davidson

                 LARRY E. DUNIGAN*                       Director
---------------------------------------------------
                 Larry E. Dunigan

                 DAVID E. ECKERLE*                       Director
---------------------------------------------------
                 David E. Eckerle

                       NAME                                                   TITLE
                       ----                                                   -----
                 ANDREW E. GOEBEL*                       Director
---------------------------------------------------
                 Andrew E. Goebel

                PHELPS L. LAMBERT*                       Director
---------------------------------------------------
                 Phelps L. Lambert

                RONALD B. LANKFORD*                      Director
---------------------------------------------------
                Ronald B. Lankford

                  LUCIEN H. MEIS*                        Director
---------------------------------------------------
                  Lucien H. Meis

                 LOUIS L. MERVIS*                        Director
---------------------------------------------------
                  Louis L. Mervis

                  JOHN N. ROYSE*                         Director
---------------------------------------------------
                   John N. Royse

               MARJORIE Z. SOYUGENC*                     Director
---------------------------------------------------
               Marjorie Z. Soyugenc

                KELLEY N. STANLEY*                       Director
---------------------------------------------------
                 Kelley N. Stanley

                CHARLES D. STORMS*                       Director
---------------------------------------------------
                 Charles D. Storms

*By: /s/ JEFFREY L. KNIGHT
--------------------------------------------------
Printed Name: Jeffrey L. Knight
                Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT                           DESCRIPTION
-------                           -----------
 4.1      The description of our common stock contained in our Current
          Report on Form 8-K, dated January 6, 1983 (incorporated
          herein by reference); The description of our preferred stock purchase rights contained in our Current Report on Form 8-K, dated March 1, 1990, including the Rights Agreement, dated
          March 1, 1990, between us and Old National Bank in
          Evansville, as trustee (incorporated herein by reference).
 5.1*     Opinion of Krieg DeVault Alexander & Capehart, LLP
23.1*     Consent of Krieg DeVault Alexander & Capehart, LLP (included in Exhibit 5.1)
23.2**    Consent of PricewaterhouseCoopers LLP
23.3**    Consent of Arthur Andersen LLP
23.4**    Consent of Olive LLP
23.5**    Consent of Heathcott & Mullaly, P.C.
24.1**    Power of Attorney (included on signature page)

-------------------------
 * Previously filed as an exhibit to Old National Bancorp's Registration Statement on Form S-3 filed on January 21, 1997.

** Filed herewith.